Exhibit 99.3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into effective as of January 1, 2017 (the “Effective Date”), by and among GEORGE M. VREDEVELD, JR. (the “Executive”) and FIRST SAVINGS BANK (the “Bank”), a state-chartered commercial bank and wholly-owned subsidiary of First Savings Financial Group, Inc. (the “Corporation”)

WHEREAS, the Executive serves in a position of substantial responsibility with the Bank; and

WHEREAS, the Bank wishes to set forth the terms of the Executive’s continued employment in this position; and

WHEREAS, the Executive is willing and desires to continue to serve in this position with the

Bank.

NOW THEREFORE, in consideration of these premises, the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE 1

EMPLOYMENT

1.1           Employment. The Bank hereby employs the Executive to serve as Executive Vice President and Chief of SBA Lending, according to the terms and conditions of this Agreement and for the period stated in Section 1.3 of this Agreement. The Executive hereby accepts employment according to the terms and conditions of this Agreement and for the period stated in Section 1.3 of this Agreement.

1.2           Duties. As Executive Vice President and Chief of SBA Lending of the Bank, the Executive shall serve under the board of directors of the Bank. The Executive shall report directly to the Chief Executive Officer of the Bank. The Executive shall serve the Bank faithfully, diligently, competently, and to the best of the Executive’s ability. The Executive shall exclusively devote full working time, energy, and attention to the business of the Bank and to the promotion of the interests of the Bank throughout the term of this Agreement. Without the prior written consent of the board of directors of the Bank, during the term of this Agreement, the Executive shall not render services to or for any person, firm, corporation, or other entity or organization in exchange for compensation, regardless of the form in which the compensation is paid and regardless of whether it is paid directly or indirectly to the Executive. Nothing in this Section 1.2 shall prevent the Executive from managing personal investments and affairs, provided that doing so does not interfere with the proper performance of the Executive’s duties and responsibilities under this Agreement.

1.3           Term.

(a)           The term of this Agreement shall include: (i) the initial term, consisting of the period commencing as of the Effective Date and ending on September 30, 2020, plus (ii) any and all extensions of the initial term made pursuant to this Section 1.3.

(b)           Commencing as of October 1, 2020 the disinterested members of the board of directors of the Bank may, in its sole discretion, extend the Agreement term for an additional year so that the remaining term of the Agreement expires on September 30, 2021, unless the Executive elects not to extend the term of this Agreement by giving written notice to the Bank no later than August 31, 2020.

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(c)          Thereafter, the disinterested members of the board of directors of the Bank will review the Agreement and the Executive’s performance annually for purposes of determining whether to extend the Agreement term for addition one-year period and will include the rationale and results of the review in the minutes of the meetings. The board of directors will notify the Executive no earlier than each July 31 (beginning July 31, 2021) and no later than August 31 (beginning August 31, 2021) whether they have determined to extend the Agreement.

(d)          Nothing in this Agreement shall mandate or prohibit the continuation of the Executive’s employment following the expiration of the term of this Agreement, upon such terms and conditions as the Bank and the Executive may mutually agree.

ARTICLE 2

COMPENSATION AND BENEFITS

2.1           Base Salary. In consideration of the Executive’s performance of the obligations under this Agreement, the Bank shall pay or cause to be paid to the Executive a salary at an annual rate of not less than $300,000, payable according to the regular payroll practices of the Bank. The Executive’s salary shall be subject to annual review. The Executive’s salary, as the same may be modified from time to time, is referred to in this Agreement as the “Base Salary.” All compensation under this Agreement shall be subject to customary income tax withholding and other employment taxes as are imposed by law.

2.2           Benefit Plans and Perquisites. For as long as the Executive is employed by the Bank, the Executive shall be eligible (x) to participate in any and all officer or employee compensation, incentive compensation and benefit plans in effect from time to time, including without limitation plans providing retirement, medical, dental, disability, and group life benefits and including stock-based compensation, incentive, or bonus plans existing on the date of this Agreement or adopted after the date of this Agreement, provided that the Executive satisfies the eligibility requirements for any the plans or benefits, and (y) to receive any and all other fringe and other benefits provided from time to time, including the specific items described in (a)-(c) below. Notwithstanding the above, the Executive shall not be eligible to participate in the Bank’s nonqualified All-Employee and Management Incentive Bonus Plans.

(a)          Automobile. The Bank shall provide the Executive with, and the Executive shall have the primary use of, an automobile owned or leased by the Bank. The Bank shall pay (or reimburse the Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. The Executive shall comply with reasonable reporting and expense limitations on the use of the automobile, as the Bank may establish from time to time, and the Bank shall annually include on the Executive’s Form W-2 any amount attributable to the Executive’s personal use of the automobile.

(b)          Reimbursement of Business Expenses. The Executive shall be entitled to reimbursement for all reasonable business expenses incurred while performing his obligations under this Agreement, including but not limited to all reasonable business travel and entertainment expenses incurred while acting at the request of or in the service of the Bank and reasonable expenses for attendance at annual and other periodic meetings of trade associations. Expenses will be reimbursed if they are submitted in accordance with the policies and procedures of the Bank.

(c)          Facilities. The Bank will furnish the Executive with the working facilities and staff customary for executive officers with comparable titles and duties of the Executive, as set forth in Sections 1.1 and 1.2 of this Agreement, and as are necessary for the Executive to perform his duties. The location of such facilities and staff shall be in Louisville, Kentucky, at a mutually agreeable location, which shall initially be the premises currently leased at 6008 Brownsboro Park Boulevard, Suite D, Louisville, Kentucky 40207. In no event shall the Executive be required to relocate his office from Louisville, Kentucky without his prior written consent, which shall not be unreasonably withheld.

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2.3           Vacation; Leave. The Executive shall be entitled to sick leave and paid annual vacation in accordance with policies established from time to time by the Bank. In addition to paid vacations and other leave, the board of directors or the Chief Executive Officer may grant the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the board of directors or the Chief Executive Officer may determine.

2.4           Insurance. The Bank shall maintain or cause to be maintained liability insurance covering the Executive throughout the term of this Agreement.

ARTICLE 3

EMPLOYMENT TERMINATION

3.1           Termination Because of Death or Disability.

(a)           Death. The Executive’s employment shall terminate automatically at the Executive’s death. If the Executive dies while in active service to the Bank, the Executive’s spouse or, if there is no surviving spouse, his estate, shall receive any sums due to the Executive as Base Salary and reimbursement of expenses through the end of the month in which his death occurred.

(b)           Disability. By delivery of written notice thirty (30) days in advance to the Executive, the Bank may terminate the Executive’s employment if the Executive is disabled. For purposes of this Agreement the Executive shall be considered “disabled” if an independent physician selected by the Bank and reasonably acceptable to the Executive, or the Executive’s legal representative, determines that, because of illness or accident, the Executive is unable to perform the Executive’s duties and will be unable to perform the Executive’s duties for a period of ninety (90) consecutive days. The Executive shall not be considered disabled, however, if the Executive returns to work on a full-time basis within thirty (30) days after the Bank gives notice of termination due to disability. If the Executive is terminated by either the Bank because of disability, the Executive’s employment with the other shall also terminate at the same time without further action. During the period of incapacity leading up to the termination of the Executive’s employment under this provision, the Bank shall continue to pay the full Base Salary at the rate then in effect and all perquisites and other benefits (other than bonus) until the Executive becomes eligible for benefits under any disability plan or insurance program maintained by the Bank, provided that the amount of the payments by the Bank to the Executive under this Section 3.1(b) shall be reduced by the sum of the amounts, if any, payable to the Executive for the same period under any disability benefit or pension plan covering the Executive.

3.2           Involuntary Termination With Cause. The Bank may terminate the Executive’s employment for Cause. If the Executive’s employment terminates for Cause, the Executive shall receive the Base Salary through the date on which termination becomes effective and reimbursement of expenses to which the Executive is entitled when the termination becomes effective. The Executive shall not be deemed to have been terminated for Cause under this Agreement unless and until there is delivered to the Executive a copy of a resolution adopted at a meeting of the board of directors of the Bank called and held for the purpose, which resolution shall (x) contain findings that the Executive has committed an act constituting Cause, and (y) specify the particulars thereof. The resolution of the board of directors shall be deemed to have been duly adopted if and only if it is adopted by the affirmative vote of a majority of the directors of the Bank then in office, excluding the Executive. Notice of the meeting and the proposed termination for Cause shall be given to the Executive a reasonable time before the meeting of the board of directors. The Executive and the Executive’s counsel (if the Executive chooses to have counsel present) shall have a reasonable opportunity to be heard by the board of directors at the meeting. For purposes of this Agreement “Cause” means any of the following:

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(1)	a material act of dishonesty in performing the Executive’s duties on behalf of the Bank;

(2)	a willful misconduct that, in the judgment of the board of directors, will likely cause economic damage to the Corporation or the Bank or its affiliates or injury to the business reputation of the Bank or its affiliates;

(3)	incompetence (in determining incompetence, the Executive must have demonstrated a lack of ability to perform the duties assigned to him which lack of ability directly causes material injury to the Bank and the Executive’s acts or omissions shall be measured against standards generally prevailing in the community banking industry);

(4)	a breach of fiduciary duty involving personal profit;

(5)	the intentional failure to perform stated duties under this Agreement after written notice thereof from the board of directors of the Bank;

(6)	a willful violation of any law, rule or regulation (other than minor or routine traffic violations or similar offenses) that reflects adversely on the reputation of the Corporation or the Bank or its affiliates, any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order;

(7)	failure of the subsidiary of the Bank, Q2 Business Capital LLC, to produce a profit (as determined in accordance with accounting principles generally accepted in the United States of America, or “GAAP”) for any two (2) consecutive fiscal quarters or any three (3) of six (6) consecutive quarters at any time following one (1) year from the date of this Agreement;

(8)	the sale of the Bank’s membership interest in Q2 Business Capital, LLC (i) as a result of the exercise of the “Company Sale Right” (for any reason) as set forth in the Operating Agreement of Q2 Business Capital, LLC (the “Operating Agreement”), or (ii) pursuant to Article V, Section 7 of the Operating Agreement;

(9)	the dissolution of Q2 Business Capital, LLC pursuant to Article XII, Section 1 of the Operating Agreement, except dissolution pursuant to Article XII, Section 1(c) of the Operating Agreement; or

(10)	a material breach by the Executive of any provision of this Agreement.

No act, or failure to act, on the Executive’s part shall be considered “willful” unless he has acted, or failed to act, with an absence of good faith and without reasonable belief that his action or failure to act was in the best interest of the Bank.

3.3           Voluntary Termination by the Executive Without Good Reason. If the Executive terminates employment with the Bank without Good Reason, the Executive shall receive the Base Salary and expense reimbursement to which the Executive is entitled through the date on which termination becomes effective.

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3.4           Involuntary Termination Without Cause and Voluntary Termination with Good Reason. With written notice to the Executive at least thirty (30) days in advance, the Bank may terminate the Executive’s employment without Cause which shall be considered an “Involuntary Termination Without Cause”. The termination shall take effect at the end of the notice period. With advance written notice to the Bank, as provided in clause (b), the Executive may terminate his employment for Good Reason which shall be considered a “Voluntary Termination With Good Reason”. If the Executive’s employment with the Bank terminates involuntarily without Cause or voluntarily but with Good Reason, the Executive shall be entitled to the benefits specified in Article 4 of this Agreement. For purposes of this Agreement, a Voluntary Termination With Good Reason may occur if the conditions stated in both clauses (a) and (b) of this Section 3.4 are satisfied:

(a)          a termination shall be considered a Voluntary Termination With Good Reason if any of the following occur without the Executive’s written consent, and the term “Good Reason” shall mean the occurrence of any of the following without the Executive’s written consent:

(1)	a material diminution of the Executive’s Base Salary;

(2)	a material diminution of the Executive’s authority, duties, or responsibilities;

(3)	a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report;

(4)	a change in the geographic location at which the Executive must perform services for the Bank from Louisville, Kentucky;

(5)	the sale of the Bank’s membership interest in Q2 Business Capital, LLC, except (i) in the event of a “Change in Control”, as defined in the Operating Agreement, (ii) as a result of the exercise of the “Company Sale Right” (for any reason) as set forth in the Operating Agreement, or (iii) pursuant to Article V, Section 7 of the Operating Agreement;

(6)	the dissolution of the Q2 Business Capital, LLC by the Bank pursuant to Article XII, Section 1(c) of the Operating Agreement;

(7)	the Bank implements credit standards or guidelines more stringent than the “Initial Credit Guidelines”, as defined in the Operating Agreement, due to the requirement or recommendation by a regulator of the Bank or the Corporation, as contemplated in Article XI, Section 8 of the Operating Agreement; or

(8)	any other action or inaction that constitutes a material breach by the Bank under this Agreement.

(b)          the Executive must give notice to the Bank of the existence of one or more of the conditions described in clause (x) within sixty (60) days after the initial existence of the condition, and the Bank shall have thirty (30) days thereafter to remedy the condition, but shall not be required to remedy the condition. In addition, the Executive’s voluntary termination because of the existence of one or more of the conditions described in clause (x) must occur within six (6) months after the initial existence of the condition.

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ARTICLE 4

SEVERANCE COMPENSATION

4.1           Cash Severance after Termination Without Cause or Termination for Good Reason. Subject to Section 7.9 of this Agreement, if the Executive’s termination of employment with the Bank is considered an Involuntary Termination Without Cause or a Voluntary Termination With Good Reason, the Executive shall receive from the Bank the lesser of his Base Salary for the remaining term of the Agreement or one times his Base Salary, with the amount paid in a single lump sum within ten (10) calendar days of his termination. However, notwithstanding anything in this Agreement, the provisions of this Section 4.1 shall be deemed void and unenforceable on their terms in the event Voluntary Termination With Good Reason occurs as a result of Section 3.4(7) of this Agreement.

4.2           Post-Termination Insurance Coverage. If the Executive’s termination of employment with the Bank is considered an Involuntary Termination Without Cause or a Voluntary Termination With Good Reason, or because of disability, the Bank shall continue to provide to the Executive non-taxable medical insurance coverage substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by the Bank for the Executive immediately prior to his termination under the same cost-sharing arrangements that apply for active employees of the Bank as of the Executive’s date of termination. This continued coverage shall cease upon the earlier of (i) the Executive’s return to employment with the Bank or another employer, (ii) the Executive’s attainment of age 65, (iii) the Executive’s death, (iv) the one-year anniversary of his termination date, or (v) the expiration of the remaining term of this Agreement. The period of continued health coverage required by Section 4980B(f) of the Internal Revenue Code of 1986, as amended (the “Code”), shall run concurrently with the coverage period provided herein. If the Bank cannot provide the benefits set forth in this paragraph because the Executive is no longer an employee, applicable rules and regulations prohibit the benefits in the manner contemplated, or it would subject the Bank to penalties, then the Bank shall pay the Executive a cash lump sum payment reasonably estimated to be equal to the value of the benefits or the value of the remaining benefits at the time of the determination. The cash payment shall be made in a lump sum within thirty (30) days after the later of the Executive’s date of termination of employment or the effective date of the rules or regulations prohibiting the benefits or subjecting the Bank to penalties. However, notwithstanding anything in this Agreement, the provisions of this Section 4.1 shall be deemed void and unenforceable on their terms in the event Voluntary Termination With Good Reason occurs as a result of Section 3.4(7) of this Agreement.

ARTICLE 5

CONFIDENTIALITY AND CREATIVE WORK

5.1           Non-disclosure. The Executive covenants and agrees not to reveal to any person, firm, or corporation any confidential information of any nature concerning the Corporation or the Bank or their business, or anything connected therewith. As used in this Article 5 the term “confidential information” means all of the confidential and proprietary information and trade secrets of the Corporation or the Bank and their affiliates in existence on the date hereof or existing at any time during the term of this Agreement, including but not limited to:

(a)          the whole or any portion or phase of any business plans, financial information, purchasing data, supplier data, accounting data, or other financial information;

(b)          the whole or any portion or phase of any research and development information, design procedures, algorithms or processes, or other technical information;

(c)          the whole or any portion or phase of any marketing or sales information, sales records, customer lists, prices, sales projections, or other sales information; and

(d)          trade secrets, as defined from time to time by the laws of Indiana. This Section 5.1 does not prohibit disclosure required by an order of a court having jurisdiction or a subpoena from an appropriate governmental agency or disclosure made by the Executive in the ordinary course of business and within the scope of the Executive’s authority.

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The term “confidential information” shall not include information (i) which at the time of disclosure has been published or is otherwise in the public domain; (ii) which, after disclosure, becomes part of the public domain other than through a breach of this Agreement; (iii) which was known to the recipient prior to receipt from the Executive, provided such prior knowledge can be adequately substantiated; (iv) which becomes known to a recipient from a source which legally derives such information independently of the Executive under this Agreement; (v) which is freely disclosed by the Bank or Corporation to a third party without an obligation of confidentiality or nondisclosure; or, (vi) which is disclosed pursuant to law, regulation or lawful order or process.

5.2           Return of Materials. The Executive agrees to immediately deliver or return to the Corporation and the Bank upon termination of employment, upon expiration of this Agreement, or as soon thereafter as possible, all written information and any other similar items furnished by the Corporation and the Bank or prepared by the Executive in connection with the Executive’s services hereunder and to immediately delete all electronically stored data of the Corporation and the Bank maintained on the Executive’s personal computers and to return all employer-provided computers or communication devices (i.e., laptop, tablet, etc.). The Executive will retain no copies thereof after termination of this Agreement or termination of the Executive’s employment.

5.3           Creative Work. The Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks, and copyrights developed by the Executive during the term of this Agreement, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Bank or its affiliates. The Executive hereby assigns to the Bank all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether the same is subject to protection by patent, trademark, or copyright laws.

5.4           Affiliates’ Confidential Information Covered; Confidentiality Obligation Survives Termination. For purposes of this Agreement, the term “affiliate” of the Corporation or the Bank includes any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation or the Bank, and specifically includes Q2 Business Capital, LLC. The rights and obligations set forth in this Article 6 shall survive termination of this Agreement.

5.5           Injunctive Relief. The Executive acknowledges that it is impossible to measure in money the damages that will accrue to the Corporation and the Bank if the Executive fails to observe the obligations imposed by this Article 5. Accordingly, if the Corporation or the Bank institutes an action to enforce the provisions hereof, the Executive hereby waives the claim or defense that an adequate remedy at law is available to the Corporation or the Bank, and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. The confidentiality and remedies provisions of this Article 5 shall be in addition to and shall not be deemed to supersede or restrict, limit, or impair the Corporation’s or the Bank’s rights under applicable state or federal statute or regulation dealing with or providing a remedy for the wrongful disclosure, misuse, or misappropriation of trade secrets or proprietary or confidential information.

ARTICLE 6

SOLICITATION AND COMPETITION AFTER EMPLOYMENT TERMINATION

6.1           Covenant Not to Solicit Employees. The Executive covenants and agrees not to, directly or indirectly, solicit or employ the services of any officer or employee of the Corporation or the Bank or an affiliate (including an individual who was an officer or employee of the Corporation or the Bank or an affiliate during the one (1) year period following the Executive’s termination) for the lesser of the remaining term of the Agreement or one (1) year after the Executive’s employment termination. The Executive shall not be subject to this Section 6.1 in the event Voluntary Termination With Good Reason occurs as a result of Section 3.4(7) of this Agreement.

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6.2           Covenant Not to Compete.

(a)          The Executive covenants and agrees not to compete directly or indirectly with the Corporation or the Bank or an affiliate for the lesser of the remaining term of the Agreement or one (1) year after the Executive’s employment termination. The Executive shall not be subject to this Section 6.2 in the event Voluntary Termination With Good Reason occurs as a result of Section 3.4(7) of this Agreement. For purposes of this Section 6.2:

(1)	the term compete means:

(i)	providing financial products or services on behalf of any financial institution for any person residing in the territory;

(ii)	assisting (other than through the performance of ministerial or clerical duties) any financial institution in providing financial products or services to any person residing in the territory; or

(iii)	inducing or attempting to induce any person residing in the territory who was a customer of the Corporation or the Bank or an affiliate at the date of the Executive’s employment termination to seek financial products or services from another financial institution.

(2)	the words directly or indirectly mean:

(i)	acting as a consultant, officer, director, independent contractor, or employee of any financial institution in competition with the Corporation or the Bank or an affiliate in the territory; or

(ii)	communicating to such financial institution the names or addresses or any financial information concerning any person who was a customer of the Corporation or the Bank or an affiliate when the Executive’s employment terminated.

(3)	the term customer means any person to whom the Corporation or the Bank or an affiliate is providing financial products or services on the date of the Executive’s employment termination or within one year thereafter.

(4)	the term financial institution means any bank, savings association, or bank or savings association holding company, or any other institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in Section 4(k) of the Bank Holding Company Act of 1956, other than the Bank or an affiliate.

(5)	financial product or service means any product or service that a financial institution or a financial holding company could offer by engaging in any activity that is financial in nature or incidental to such a financial activity under Section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Corporation or the Bank or an affiliate or an affiliate on the date of the Executive’s employment termination, including but not limited to banking activities and activities that are closely related and a proper incident to banking.

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(6)	the term person means any individual or individuals, corporation, partnership, fiduciary or association.

(7)	the term territory means the area within a twenty-five (25) mile radius of any office of the Bank; provided, however, that the term territory shall not extend to any area outside the State of Indiana.

(b)          If any provision of this Section 6.2 or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained therein) is held to be unenforceable or invalid for any reason, the unenforceable or invalid provision or portion shall be modified or deleted so that the provisions hereof, as modified, are legal and enforceable to the fullest extent permitted under applicable law.

(c)          The Executive acknowledges that the Bank’s willingness to enter into this Agreement and to make the payments contemplated by Article 3 of this Agreement is conditioned on the Executive’s acceptance of the covenants set forth in Articles 5 and 6 of this Agreement and that the Bank would not have entered into this Agreement without such covenants in force.

6.3           Injunctive and Other Relief. Because of the unique character of the services to be rendered by the Executive hereunder, the Executive understands that the Corporation and the Bank would not have an adequate remedy at law for the material breach or threatened breach by the Executive of any one or more of the Executive’s covenants in this Article 6. Accordingly, the Executive agrees that the Corporation’s and the Bank’s remedies for a breach of this Article 6 include, but are not limited to, (x) forfeiture of any money representing accrued salary, contingent payments, or other fringe benefits (including any amount payable pursuant to Article 4) due and payable to the Executive during the period of any breach by Executive, and (y) a suit in equity by the Corporation or the Bank to enjoin the Executive from the breach or threatened breach of such covenants. The Executive hereby waives the claim or defense that an adequate remedy at law is available to the Corporation or the Bank and the Executive agrees not to urge in any such action the claim or defense that an adequate remedy at law exists. Nothing herein shall be construed to prohibit the Corporation or the Bank from pursuing any other or additional remedies for the breach or threatened breach.

ARTICLE 7

MISCELLANEOUS

7.1           Successors and Assigns.

(a)          This Agreement shall be binding upon the Bank and any successors to the Bank, including any persons acquiring directly or indirectly all or substantially all of the business or assets of the Bank by purchase, merger, consolidation, reorganization, or otherwise, but this Agreement and the Bank’s obligations under this Agreement are not otherwise assignable, transferable, or delegable by the Bank. By agreement in form and substance satisfactory to the Executive, the Bank shall require any successor to all or substantially all of the business or assets of the Bank expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Bank would be required to perform had no succession occurred.

(b)          This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees.

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(c)          Without written consent of the other parties, no party shall assign, transfer, or delegate this Agreement or any rights or obligations under this Agreement, except as expressly provided herein. Without limiting the generality or effect of the foregoing, the Executive’s right to receive payments hereunder is not assignable or transferable, whether by pledge, creation of a security interest, or otherwise, except for a transfer by the Executive’s will or by the laws of descent and distribution. If the Executive attempts an assignment or transfer that is contrary to this Section 7.1, the Bank shall have no liability to pay any amount to the assignee or transferee.

7.2           Governing Law, Jurisdiction and Forum. This Agreement shall be construed under and governed by the internal laws of the State of Indiana, without giving effect to any conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than Indiana. By entering into this Agreement, the Executive acknowledges that the Executive is subject to the jurisdiction of both the federal and state courts in Indiana.

7.3           Entire Agreement. This Agreement sets forth the entire agreement of the parties concerning the employment of the Executive by the Bank. Any oral or written statements, representations, agreements, or understandings made or entered into prior to or contemporaneously with the execution of this Agreement are hereby rescinded, revoked, and rendered null and void by the parties.

7.4           Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the board of directors of the Bank at the Bank’s executive offices.

7.5           Severability. If there is a conflict between any provision of this Agreement and any statute, regulation, or judicial precedent, the latter shall prevail, but the affected provisions of this Agreement shall be curtailed and limited solely to the extent necessary to bring them within the requirements of law. If any provisions of this Agreement is held by a court of competent jurisdiction to be indefinite, invalid, void or voidable, or otherwise unenforceable, the remainder of this Agreement shall continue in full force and effect unless that would clearly be contrary to the intentions of the parties or would result in an injustice.

7.6           Captions and Counterparts. The captions in this Agreement are solely for convenience. The captions do not define, limit, or describe the scope or intent of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

7.7           No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment. Moreover, provided the Executive is not in breach of any obligation under Articles 5 and 6 of this Agreement, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned or benefits provided as the result of employment of the Executive or as a result of the Executive being self-employed after employment termination.

7.8           Amendment and Waiver. This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall not be construed to be a waiver of any such provision, nor affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

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7.9          Compliance with Internal Revenue Code Section 409A.

(a)          The Bank and the Executive intend that their exercise of authority or discretion under this Agreement shall comply with Section 409A of the Code. If any provision of this Agreement does not satisfy the requirements of Section 409A of the Code, such provision shall nevertheless be applied in a manner consistent with those requirements. If any provision of this Agreement would subject the Executive to additional tax or interest under Section 409A of the Code, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.

(b)          This Agreement is intended to comply with the requirements of Section 409A of the Code, and specifically, where applicable, with the “short-term deferral exception” under Treasury Regulation Section 1.409A-1(b)(4) and the “separation pay exception” under Treasury Regulation Section 1.409A-1(b)(9)(iii), and shall in all respects be administered in accordance with Section 409A of the Code. If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on the Executive under Section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” (within the meaning of such term under Section 409A of the Code), each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement (if any) is to be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under this Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. To the extent that any payment provided for hereunder would be subject to additional tax under Section 409A of the Code, or would cause the administration of this Agreement to fail to satisfy the requirements of Section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law, and any such amount shall be payable in accordance with Section 8.9(c). In no event shall the Executive, directly or indirectly, designate the calendar year of payment.

(c)          Notwithstanding anything herein to the contrary, if the Executive is a “specified employee” (within the meaning of Section 409A of the Code) and it is necessary to postpone the commencement of any payments or benefits otherwise payable under this Agreement as a result of the Executive’s separation from service with the Bank to prevent any accelerated or additional tax under Section 409A of the Code, then the Bank will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) that are not otherwise paid with the “short-term deferral exception” under Treasury Regulations Section 1.409A-1(b)(4) and the “separation pay exception” under Treasury Regulations Section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six (6) months following the Executive’s separation of service with the Bank. If any payments are postponed due to such requirements, the postponed amounts will be paid to the Executive in a lump sum on the first payroll date that occurs after the date that is six months following the Executive’s separation of service with the Bank. If the Executive dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409(A) of the Code shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.

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(d)          Notwithstanding anything to the contrary herein, if any amounts paid or payable by the Bank under this Agreement to the Executive are subject to the additional income tax and related penalties and interest (the "409A Tax Amount") imposed by the IRS under Code Section 409A and the Executive pays such 409A Tax Amount to the IRS, upon written notice by the Executive of the actual payment of the 409A Tax Amount, the Bank will make a payment to the Executive within 60 days of his written notice in the amount of (i) such 409A Tax Amount, plus (ii) an amount so that the net payment to the Executive after federal, state and local taxes are deducted from the payment is equal to the 409A Tax Amount paid by the Executive to the IRS under Section 409A (collectively, the “Gross-Up Payment”).

7.10        Required Provisions. In the event any of the foregoing provisions of this Agreement conflict with the terms of this Section 7.10, this Section 7.10 shall prevail.

(a)          The Bank’s board of directors may terminate the Executive’s employment at any time, but any termination by the Bank, other than termination for Cause, shall be considered an Involuntary Termination Without Cause pursuant to Section 3.4 of this Agreement, in which case, the Executive shall be entitled to all rights and remedies afforded under Section 3.4 of this Agreement, including, without limitation, the Executive’s right to compensation or other benefits under this Agreement, and the remedies set forth under Article V, Section 5 of Operating Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause as defined in Section 3.2 of this Agreement or Voluntary Termination With Good Reason that occurs as a result of Section 3.4(a)(7) of this Agreement.

(b)          Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to, and conditioned upon, their compliance with 12 U.S.C. Section 1828(k) and FDIC Regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

FIRST SAVINGS BANK

/s/ Michael F. Ludden
Michael F. Ludden
Chairman of the Board of Directors

EXECUTIVE

/s/ George M. Vredeveld, Jr.
George M. Vredeveld, Jr.

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